Exhibit 99.1

MicroVision Announces Second Quarter 2022 Results

REDMOND, WA / ACCESSWIRE / July 28, 2022 / MicroVision, Inc. (NASDAQ:MVIS), a leader in MEMS-based solid-state automotive lidar and ADAS solutions, today announced its second quarter 2022 results.

“We are pleased to have announced the launch of our new generation MicroVision MAVIN™ lidar hardware during the second quarter of 2022. In June, we completed another round of track testing showcasing how our product can surpass OEM expectations in new, more complex highway driving scenarios,” said Sumit Sharma, MicroVision’s Chief Executive Officer. “We have had very successful driving demonstrations with OEMs and, as we expand our efforts to show our product and deepen engagement with OEMs, we will continue to highlight the excellence and superiority of our product.”

“I am also pleased to announce that as a result of successful engagement with OEMs and Tier 1s, we expect to start strategic sample sales during the second half of 2022 as previously announced. As we continue working to deliver on our 2022 objectives, we plan to demonstrate in 2023 a drive-by-wire system centered on our lidar hardware and our high-speed highway pilot ADAS software,” continued Sharma.

Key Financial Highlights for Q2 2022

•	Revenue for the second quarter of 2022 was $0.3 million, compared to $0.7 million for the second quarter of 2021.

•

Net loss for the second quarter of 2022 was $13.6 million, or $0.08 per share, which includes $4.1 million of non-cash, share-based compensation expense, compared to a net loss of $15.0 million, or $0.09 per share, which includes $7.9 million of non-cash, share-based compensation expense, for the second quarter of 2021.

•	Adjusted EBITDA for the second quarter of 2022 was negative $9.2 million, compared to negative $6.7 million for the second quarter of 2021.

•	Cash used in operating activities for the second quarter of 2022 was $9.7 million, compared to $6.7 million for the second quarter of 2021.

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The Company ended the second quarter of 2022 with $92.9 million in cash and cash equivalents including investment securities, compared to $115.4 million at December 31, 2021. The Company has the ability, at its discretion, to offer and sell just over $70.0 million of equity securities pursuant to its June 2021 ATM facility.

Conference Call and Webcast: Q2 2022 Results

MicroVision will host a conference call and webcast, consisting of prepared remarks by management, a slide presentation, and a question-and-answer session at 2:00 PM PT/5:00 PM ET on Thursday, July 28, 2022 to discuss the financial results and provide a business update. Analysts and investors may pose questions to management during the live webcast on July 28, 2022.

The live webcast and slide presentation can be accessed on the Company’s Investor Relations website under the Events tab at https://ir.microvision.com/events. The webcast will be archived on the website for future viewing.

About MicroVision

MicroVision is a pioneering company in MEMS-based laser beam scanning technology that integrates MEMS, lasers, optics, hardware, algorithms and machine learning software into its proprietary technology to address existing and emerging markets. The Company’s integrated approach uses its proprietary technology today to develop automotive lidar sensors and provide solutions for advanced driver-assistance systems (ADAS), leveraging its experience building augmented reality micro-display engines, interactive display modules, and consumer lidar modules.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, follow MicroVision on Twitter at @MicroVision, and LinkedIn at https://www.linkedin.com/company/microvision/.

MicroVision is a trademark of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Non-GAAP information

To supplement MicroVision’s condensed financial statements presented in accordance with GAAP, the Company presents investors with the non-GAAP financial measure “adjusted EBITDA.” Adjusted EBITDA consists of GAAP net income (loss) excluding the impact of the following: interest income and interest expense; income tax expense; depreciation and amortization; and share-based compensation.

MicroVision believes that the presentation of adjusted EBITDA provides important supplemental information to management and investors regarding financial and business trends, provides consistency and comparability with MicroVision’s past financial reports, and facilitates comparisons with other companies in the Company’s industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Internally, management uses this non-GAAP measure when evaluating operating performance because the exclusion of the items described above provides an additional useful measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and its business objectives. Externally, the Company believes that adjusted EBITDA is useful to investors in their assessment of MicroVision’s operating performance and the valuation of the Company.

Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of MicroVision’s business as determined in accordance with GAAP. The Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from its non-GAAP financial measure should not be construed as an inference that these costs are unusual or infrequent. The Company compensates for limitations of the measure by prominently disclosing GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation from GAAP net income (loss) to adjusted EBITDA.

MicroVision has included a reconciliation of GAAP net income (loss) to adjusted EBITDA for the relevant periods.

Forward-Looking Statements

Certain statements contained in this release, including the Company’s plans regarding product demonstration, product capabilities, and expected sales are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements, including from the impact of COVID-19 (coronavirus); its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

MicroVision, Inc.

Balance Sheet

(In thousands)

(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$36,964	$82,647
Investment securities, available-for-sale	55,926	32,720
Inventory	1,833	1,780
Other current assets	1,027	2,283

Total current assets	95,750	119,430
Property and equipment, net	3,419	3,026
Operating lease right-of-use asset	5,482	5,577
Restricted cash	1,418	1,092
Intangible assets, net	95	115
Other assets	1,028	985

Total assets	$107,192	$130,225

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$1,415	$3,584
Accrued liabilities	1,416	1,170
Contract liabilities	4,601	5,265
Other current liabilities	—	1,181
Current portion of long-term debt	9	392
Current portion of operating lease liability	590	849
Current portion of finance lease obligations	24	21

Total current liabilities	8,055	12,462
Operating lease liability, net of current portion	5,029	4,983
Finance lease obligations, net of current portion	8	26

Total liabilities	13,092	17,471

Commitments and contingencies
Shareholders’ Equity
Common stock at par value	165	164
Additional paid-in capital	750,311	742,042
Accumulated other comprehensive loss	(178)	(19)
Accumulated deficit	(656,198)	(629,433)

Total shareholders’ equity	94,100	112,754

Total liabilities and shareholders’ equity	$107,192	$130,225

MicroVision, Inc.

Statement of Operations

(In thousands, except earnings per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Product revenue	$—	$—	$—	$—
License and royalty revenue	314	746	664	1,225

Total revenue	314	746	664	1,225

Cost of product revenue	18	(31)	22	(36)

Total cost of revenue	18	(31)	22	(36)

Gross margin	296	777	642	1,261

Research and development expense	7,700	7,376	15,293	11,838
Sales, marketing, general and administrative expense	6,265	8,355	12,142	10,602

Total operating expenses	13,965	15,731	27,435	22,440

Loss from operations	(13,669)	(14,954)	(26,793)	(21,179)
Other expense, net	72	(8)	28	(14)

Net loss	$(13,597)	$(14,962)	$(26,765)	$(21,193)

Net loss per share - basic and diluted	$(0.08)	$(0.09)	$(0.16)	$(0.13)

Weighted-average shares outstanding - basic and diluted	165,238	158,818	164,902	157,136

MicroVision, Inc.

Reconciliation of GAAP Net Loss to Non-GAAP Measure

(In thousands, except earnings per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
GAAP net loss	$(13,597)	$(14,962)	$(26,765)	$(21,193)
Add Interest (net)	(107)	5	(138)	9
Add Income taxes	—	—	—	—
Add Depreciation & amorization	418	366	901	665
Add Share-based compensation expense	4,120	7,897	7,854	9,535

Adjusted EBITDA	$(9,166)	$(6,694)	$(18,148)	$(10,984)

Investor Relations Contact

Jeff Christensen and Matt Kreps

Darrow Associates Investor Relations

MVIS@darrowir.com

SOURCE: MicroVision, Inc.